                                                                    EXHIBIT 10.7

                               LEASE MODIFICATION
                             AND EXTENSION AGREEMENT

              THIS LEASE MODIFICATION AND EXTENSION AGREEMENT is made and entered into this 30th day of November, 1999, by and between AMB PROPERTY, L.P., a Delaware limited partnership (hereinafter referred to as "Lessor"), and MEDWAVE, INC., a Minnesota corporation (hereinafter referred to as "Lessee").

                                   WITNESSETH:

              WHEREAS, Lessor and Lessee have entered into a lease agreement dated the 10th day of April, 1997 (hereinafter referred to as "Lease"), whereby Lessor leased to Lessee certain premises in the building situated at 4354 - 4396 Round Lake Road West, City of Arden Hills, State of Minnesota; and

              WHEREAS, Lessor is successor in interest to Round Lake LLC; and

              WHEREAS, it is the desire of the Lessor and the Lessee to add to the terms of the Lease.

              NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, it is agreed as follows:

              1. EXTENSION OF LEASE TERM. The term of this Lease is hereby extended for a period of two (2) years, from June 1, 2000 through May 31, 2002 (the "Extended Term").

              2. RENT. Lessee agrees to pay as Base Monthly Rental during the extended term the sum of Three Thousand Thirty-six and 50/100 Dollars ($3,036.50), which equates to Thirty-six thousand four hundred thirty-eight and 00/100 Dollars ($36,438.00) per year.

              3. ENTIRE AGREEMENT. This Lease Modification and Extension Agreement, the Lease and Exhibits thereto set forth all covenants, promises, agreements, conditions and understandings between Lessor and Lessee concerning the Leased Premises. No representations, warranties, undertakings or promises, whether oral, implicated, written or otherwise, have been made by either party hereto to the other unless expressly stated in this Lease Modification and Extension Agreement or unless mutually agreed to in writing between the parties hereto after the date hereof, and neither party has relied upon any verbal representations, agreements, or understandings not expressly set forth herein. Except as herein otherwise provided, no subsequent alteration, amendment, change or addition to this Lease shall be binding upon Lessor or Lessee unless reduced to writing and signed by them. All other terms and conditions as stated in the Lease remain in full force and effect.



     LESSEE:                                      LESSOR:

     MEDWAVE, INC.                                AMB PROPERTY, L.P.
     A MINNESOTA CORPORATION                      A DELAWARE LIMITED PARTNERSHIP

     BY:  /S/ Kent Archibald                      By: AMB Property Corporation
          -------------------------                   a Maryland Corporation
                                                  Its: General Partner